HAND & HAND, a professional corporation
                                           24351 Pasto Road, #B
                                       Dana Point, California 92629
                                              (949) 489 2400



                                             March 16, 2004


Worldwide Manufacturing USA, Inc.

         Re:Amendment No. 3 (file no. 333-110563) to Registration Statement on Form SB-2 (the "Registration Statement")

Gentlemen:


         You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 3,100,000 shares of common stock ("Shares"), to be re-offered by certain selling shareholders, all as further described in Amend-ment no. 3 to the above captioned the Registration Statement proposed to be filed with the U.S. Securities and Exchange Commission on or about March 16, 2004.


         As your counsel, we have reviewed and examined:

         1.       The Articles of Incorporation of the Corporation, as amended;
         2.       The Bylaws of the Corporation;
         3.       A copy of certain resolutions of the corporation; and
         4.       The Registration Statement, as proposed to be amended.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.


         Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement are legally issued, fully paid and nonassessable under all applicable provisions of the Colorado State Constitution, all applicable statutory provisions of Colorado law, and the reported judicial interpretations under such Constitution and statutory provisions.


         We consent to the reference to our firm name in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


/s/ Hand & Hand, a professional corporation
HAND & HAND
a professional corporation